 Exhibit 99.4

U.S. PHYSICAL THERAPY, INC.
2025 DISCRETIONARY CASH/RSA BONUS PLAN
FOR SENIOR MANAGEMENT
 (“DISCRETIONARY BONUS PLAN”)

Purpose:  The purpose of this Discretionary Bonus Plan is to retain and incentivize the Executive Officers of USPH by providing an annual bonus opportunity to the Executives to reward them when certain individual and corporate subjective performance measures are achieved.

Participants: Executives of USPH who shall be "Participants" in this Discretionary Bonus Plan are the Chief Executive Officer ("CEO"), President and COO - East (“President”), Chief Financial Officer ("CFO"), Chief Operating Officer - West ("COO - West"), and Executive Vice President, General Counsel (EVP). In addition to awards under any other plan or program at USPH for which such Executives are eligible and not in lieu thereof, each Participant in this Discretionary Bonus Plan has the potential to be awarded a "Subjective Bonus" of up to 50% of the Participant's annual base salary for 2025 ("Base") pursuant to the subjective criteria as set forth below. The Subjective Bonus shall be made as either a "Cash Bonus" Award or a Restricted Stock Award ("RSA"), as determined in the sole discretion of the Compensation Committee of the Board of Directors of USPH (the "Compensation Committee"). The Compensation Committee shall have the sole discretion to determine the amount and type of award (whether a Cash Bonus Award or an RSA) to be made. No Participant shall be entitled to a Subjective Bonus and shall have no legally binding right to a Subjective Bonus until the Compensation Committee determines the amount and type of award to be made.  No Participant will be entitled to elect any type of award to be made.

Effective Date: This Discretionary Bonus Plan is established effective March 26, 2025.

Administration: The Compensation Committee shall administer this Discretionary Bonus Plan and shall have the sole authority to interpret and construe all of the terms of this Discretionary Bonus Plan, establish the criteria for awards, determine the amounts payable under this plan, and determine whether such awards under this plan shall be made as a Cash Bonus Award or as an RSA. The amount, if any, of the Subjective Bonus payable to each participant in this Discretionary Bonus Plan shall be determined by the Compensation Committee in its sole discretion based upon subjective criteria described below. All decisions of the Compensation Committee shall be final and binding on all persons.

Award and Payment Date: The Compensation Committee shall make award determinations in the first quarter of 2026. After the Compensation Committee has determined that goals have been met and has calculated the awards to be made hereunder, the Cash Bonus Award shall be paid, and the RSA shall be granted to the applicable Participant in the first quarter of 2026 but no later than March 15, 2026. A Subjective Bonus shall be payable only if the Participant remains continuously employed from the Effective Date through the date of the determination of the amount payable by the Compensation Committee.

Subjective Bonus Calculation: The Subjective Bonus criteria that have been established by the Compensation Committee and shall be used in the Compensation Committee's sole discretion to grant an award of a Subjective Bonus having a value as of the date of the award of up to 50% of Base for CEO, President, COO - West, CFO and EVP are as follows:

Chris Reading - CEO

1.	Company and Board Leadership.
a.	Ensure that the Board and its Committees have adequate resources, communication and structure to carry out their critical functions.
b.	Ensure smooth transition for the audit chair role and ensure adequate resources and construct for each board committee.
c.	Ensure newly elected directors are provided with the necessary onboarding and mentorship to successfully transition into board roles.
d.
Ensure that the Company’s strategy is focused on creating long-term value for shareholders and stakeholders alike and that the execution around those initiatives is done in a way as to uphold the Company’s long-established standards for  integrity, communication and patient-centered care.

2.
Expand the Company’s development opportunities from de novo and acquired PT and IIP companies to also include partnerships with hospital systems for the purpose of market stability, rate enhancement and long-term growth opportunities.

3.	Work to successfully obtain a long-term EMR/Billing platform solution.
4.	Maintain the stability and cohesion of the Company’s management team as we work through a challenging environment for the long-term good of the shareholders.
5.	Maintain an environment of compliance, accountability and integrity in all that we do.

Eric Williams – President and COO East

1.	Ensure cost and revenue alignment to achieve Company’s operating plan in physical therapy and IIP business segments.
2.
Implement a Company-wide initiative to broaden the adoption of artificial intelligence and virtual technologies designed to improve productivity and leverage labor costs in the clinics, while enhancing revenue generation with the expansion of homecare, cash-based programs, and hospital system relationships.

3.
Enhance EMR platform scalability, functionality, and longevity through the execution of a multi-year EMR agreement ensuring long-term support on our current platform and a manageable path towards an externally hosted environment.

4.	Training, development, and acquisition of key reports to ensure that the Company has necessary depth in important operational and support areas for succession and growth-related objectives.
5.
Maintain effective compliance and cybersecurity culture.  Further develop trust-based relationships across all regions with emphasis on top partner groups to ensure buy-in with key initiatives and objectives.

Carey Hendrickson - CFO

1.	Net rate improvements in non-Medicare payor categories through strategic negotiations and revenue cycle management, with increases more than offsetting reductions in Medicare.
2.	Maintain effective cost discipline across the Company with total operating costs per visit and corporate costs maintained at budgeted levels.
3.
Successful onboarding of Senior Vice President/Finance and Accounting with sufficient stability in the finance/accounting department to maintain high level of partner and corporate responsiveness.  Maintaining adequate oversight of direct reports for accuracy, accountability of important work-product.

4.
Successful implementation of Accounts Payable technology to improve efficiency of payables process, selection of new G/L accounting system and substantive progress in the implementation of such system.

5.	Maintain accuracy and accountability in financial reporting, supported by effective controls and processes while also ensuring a clean audit.

Graham Reeve - COO West

1.	Ensure cost and revenue alignment to achieve Company’s operating plan in PT and IIP business segments.
2.
Implement a Company-wide initiative to broaden the adoption of artificial intelligence and virtual technologies designed to enhance patient care service delivery, productivity, and leverage labor costs.

3.	Create and maintain an effective leadership development, succession and relationship integration to ensure seamless transition to accommodate growth and succession related changes.
4.
Execute a Company-wide initiative to enhance PT revenue generation through the growth and expansion of homecare programs and hospital system relationships, and ensure effective acquisition related due diligence and integration coordination and execution.

5.	Maintain effective compliance and cybersecurity culture.

Rick Binstein - EVP/General Counsel

1.	Coordinate with CEO and other executives to facilitate growth through development.
2.	Coordinate with and assist the Company’s Chief Compliance Officer in compliance related matters to maintain an effective compliance culture.
3.	Manage and operate legal department in a manner which successfully supports the Company’s partners and corporate/infrastructure needs.
4.	Assist CEO and other executives in evaluating new opportunities for growth, including acquisitions and strategic hospital relationships.
5.	Coordinate and maintain corporate records and board of directors related matters.

No Trust or Fund: There shall be no separate trust or fund for this Objective Bonus Plan. Any amount payable hereunder shall be an unfunded obligation of USPH and shall be payable out of the general assets of USPH and no amount payable shall be assignable by the participants:

All RSAs shall be granted subject to the terms of the 2003 Plan and the specific terms and conditions (including without limitation, restrictions in transfer and substantial risk of forfeiture) as determined by the Compensation Committee in its sole discretion.